U. S. Securities and Exchange Commission

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT UNDER SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 23, 2003

Commission File No. 0-30689

Rocky Mountain Energy Corporation

(Name of Small Business Issuer in its Charter)

Nevada	90-0031918
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer I.D. No.)

333 N. Sam Houston Parkway, Suite 910

Houston, TX 77060

(Address of Principal Executive Offices)

Issuer's Telephone Number: (281) 448-6500

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. (1) Yes X No (2) Yes X No

ITEM 5. OTHER ITEMS

In the Form 10KSB filed on January 14, 2003 for the year ending September 30, 2002 the Company reported that it had entered into a transaction providing for a cash loan of up to $3 million with Rule 144 stock as collateral with International Mercantile Holding Group, Inc. as lender. The transaction has been cancelled and all shares associated therewith cancelled.

Exhibits	Description
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Rocky Mountain Energy Corporation

Date: January 23, 2003 By: /s/ John Ehrman

John Ehrman, President